UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2019

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

14699 Holman Mtn.
Jamestown CA	95327
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(209) 848-4384

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS

On April 17, 2019, Robert J. Anderson resigned as director to focus on other professional and philanthropic endeavors. Mr. Anderson’ resignation was not the result of any disagreement between Mr. Anderson and the company on any matter relating to our operations, policies, or practices. Mr. Anderson will remain as a consultant to the company.

Also on April 17, 2019, our board of directors appointed Mark Gantar to our board. Mr. Gantar is the Managing Director at US WTE Investments and is responsible for business and corporate development in Africa specializing in Foreign Direct Investment. Mr. Gantar develops and manages relationships with Africa sovereigns, banks and local corporations active in Africa. Mr. Gantar is also the President and founder of Arcsoft Consulting, which is an IT services organization that focuses on business intelligence and training for Government agencies. In addition to his businesses, Mr. Gantar is the Honorary Consul for Ethiopia in Seattle. His passion for Ethiopia and Africa as a whole has been demonstrated by his relentless commitment to bringing relevant technology to Ethiopia in impactful and cost-effective methods utilizing public private partnerships. His international experiences include large-scale technology and energy related projects in Africa and numerous training and content engagements in India, Europe, and Asia. In his diplomatic role as Honorary Consul for Ethiopia, he has international experience with overseas business operations and foreign direct investment. He has a strong track record of performance in turning around or building organizations by applying modern technology to enhance business operations.

Also on April 17, 2019, our board of directors appointed Burak Erten to our board. Mr. Erten’s background is in structured finance and investment banking with a specialization in de-risking projects and converting project risk to credit risk. He is also a specialist in ‘off-the-balance-sheet’ funding techniques for banks and has experience in fund structuring. Mr. Erten has also innovated various financial products including off-plan mortgage products in the Turkish Banking system. Another area of interest for Mr. Erten has been real estate development and real estate investment banking. Mr. Erten has advised numerous governments in structuring investment treaties and coming up with unique bilateral fund designs with tailor made financial architecture. Previously and currently, Mr. Erten has served in various roles in financial and business groups in multiple countries in the capacity of CEO, Board of Director and Executive Board Member as well as advisory roles.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: April 23, 2019	By:	/s/ Gary DeLaurentiis
Gary DeLaurentiis, Chief Executive Officer

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